                      THE EQUITABLE LIFE ASSURANCE SOCIETY

                                       OF

                                THE UNITED STATES








                                     BY-LAWS
                                     -------








                         As Amended November 21, 1996

                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                                       OF
                                THE UNITED STATES

                                     BY-LAWS
                                     -------


                                Table of Contents


ARTICLE I    SHAREHOLDERS................................................     1

 Section 1.1  Annual Meetings............................................     1
 Section 1.2  Notice of Meetings; Waiver.................................     1
 Section 1.3  Organization; Procedure....................................     2
 Section 1.4  Action Without a Meeting...................................     2

ARTICLE II   BOARD OF DIRECTORS..........................................     2

 Section 2.1  Regular Meetings...........................................     2
 Section 2.2  Special Meetings...........................................     2
 Section 2.3  Independent Directors; Quorum..............................     2
 Section 2.4  Notice of Meetings.........................................     3
 Section 2.5  Newly Created Directorships;
                Vacancies................................................     3
 Section 2.6  Presiding Officer..........................................     3
 Section 2.7  Telephone Participation in
                Meetings; Action by Consent
                Without Meeting..........................................     3

ARTICLE III  COMMITTEES..................................................     4

 Section 3.1  Committees.................................................     4
 Section 3.2  Authority of Committees....................................     5
 Section 3.3  Quorum and Manner of Acting................................     5
 Section 3.4  Removal of Members.........................................     6
 Section 3.5  Vacancies..................................................     6
 Section 3.6  Subcommittees..............................................     6
 Section 3.7  Alternate Members of Committees............................     6
 Section 3.8  Attendance of Other Directors..............................     6

ARTICLE IV   OFFICERS....................................................     6

 Section 4.1  Chairman of the Board......................................     6
 Section 4.2  Vice-Chairman of the Board.................................     7
 Section 4.3  President..................................................     7
 Section 4.4  Chief Executive Officer....................................     7
 Section 4.5  Secretary..................................................     7
 Section 4.6  Other Officers.............................................     8

ARTICLE V    CAPITAL STOCK...............................................     8

 Section 5.1  Transfers of Stock;
                Registered Shareholders..................................     8
 Section 5.2  Transfer Agent and Registrar...............................     9

ARTICLE VI  EXECUTION OF INSTRUMENTS.....................................     9

 Section 6.1  Execution of Instruments...................................     9
 Section 6.2  Facsimile Signatures of
                Former Officers..........................................    10
 Section 6.3  Meaning of Term "Instruments"..............................    10

ARTICLE VII  GENERAL.....................................................    10

 Section 7.1  Reports of Committees......................................    10
 Section 7.2  Independent Certified
                Public Accountants.......................................    10
 Section 7.3  Directors' Fees............................................    10
 Section 7.4  Indemnification of Directors,
                Officers and Employees...................................    10
 Section 7.5  Waiver of Notice...........................................    11
 Section 7.6  Company....................................................    11

ARTICLE VIII  AMENDMENT OF BY-LAWS.......................................    11

 Section 8.1  Amendment of By-Laws.......................................    11
 Section 8.2  Notice of Amendment........................................    12

                                     BY-LAWS

                                       OF

                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                              OF THE UNITED STATES

                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------

         Section 1.1. Annual Meetings. The annual meeting of the shareholders of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at the principal office of the Company on the third Wednesday in the month of May at 3:00 P.M., local time, or at such other place, within or without the State of New York, or on such other earlier or later date in April or May or at such other hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Business Corporation Law Secs. 602(a), (b)]*

         Section 1.2. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

         No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting or who attends the meeting, in person or by proxy, without protesting prior to its conclusion the lack of notice of such meeting. [Business Corporation Law Secs. 605, 606]

--------
* Citations are to the Business Corporation Law and Insurance Law of the State of New York, as in effect on [date of adoption], and are inserted for reference only, and do not constitute a part of the By-Laws.

         Section 1.3. Organization; Procedure. At every meeting of shareholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the President or, in his or her absence, any officer of the Company designated by the shareholders. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer. The Secretary, or in the event of his or her absence or disability, an Assistant Secretary or, in his or her absence, an appointee of the presiding officer, shall act as Secretary of the meeting.

         Section 1.4. Action Without a Meeting. Any action required or permitted to be taken by shareholders may be taken without a meeting on written consent signed by the holders of all the outstanding shares entitled to vote on such action. [Business Corporation Law Sec. 615]


                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

         Section  2.1.  Regular  Meetings.  Regular  meetings  of the  Board  of
Directors shall be held at the principal office of the Company on the third Thursday of each month, except January and August, unless a change in place or date is ordered by the Board of Directors. The first regular meeting of the Board of Directors following the annual meeting of the shareholders of the Company is designated as the Annual Meeting. [Business Corporation Law Sec. 710]

         Section 2.2. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or two directors. [Business Corporation Law Sec. 710]

         Section 2.3. Independent Directors; Quorum. Not less than one-third of the Board of Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity.

         A majority of the entire Board of Directors, including at least one Director who is not an officer or employee of the Company or of any entity controlling, controlled by, or under common control with the Company and who is not a beneficial owner of a controlling interest in the voting stock of the Company or of any such entity, shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, except as otherwise prescribed by these By-Laws. Except as otherwise prescribed by law, the Charter of the Company, or these By-Laws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting from time to time and from place to place. As used in these By-Laws "entire Board of Directors" means the total number of directors which the Company would have if there were no vacancies. [Business Corporation Law Secs. 707, 708; Insurance Law Sec. 1202]

         Section 2.4. Notice of Meetings. Notice of a regular meeting of the Board of Directors need not be given. Notice of a change in the time or place of a regular meeting of the Board of Directors shall be given to each Director at least five days in advance thereof in writing and by telephone or telecopy. Notice of each special meeting of the Board of Directors shall be given to each Director at least 24 hours prior to the special meeting, personally or by telephone or telegram or telecopy, and shall state in general terms the purpose or purposes of the meeting. Any such notice for a regular or special meeting not specifically required by this Section 2.4 to be given by telephone or telecopy shall be deemed given to a director when sent by mail, telegram, cablegram or radiogram addressed to such director at his or her address furnished to the Secretary. Notice of an adjourned regular or special meeting of the Board of Directors shall be given if and as determined by a majority of the directors present at the time of the adjournment, whether or not a quorum is present. [Business Corporation Law Sec. 711]

         Section 2.5. Newly Created Directorships; Vacancies. Any newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reasons (including vacancies resulting from the removal of a Director without cause) shall be filled by the shareholders of the Company. [Business Corporation Law Sec. 705; Insurance Law Sec. 4211]

         Section 2.6. Presiding Officer. In the absence or inability to act of the Chairman of the Board at any regular or special meeting of the Board of Directors, any Vice-Chairman of the Board, or the President, as designated by the chief executive officer, shall preside at such meeting. In the absence or inability to act of all of such officers, the Board of Directors shall select from among their number present a presiding officer.

                  Section 2.7. Telephone Participation in Meetings; Action by Consent Without Meeting. Any Director may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at such meeting; provided that one meeting of the Board each year shall be held without the use of such conference telephone or similar communication equipment. When time is of the essence, but not in lieu of a regularly scheduled meeting of the Board of Directors, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and such written consents and resolution are filed with the minutes of the Board or such committee, as the case may be. [Business Corporation Law Sec. 708]


                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

         Section 3.1. Committees. (a) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may establish from among its members an Executive Committee of the Board composed of three or more Directors. Not less than one-third of the members of such committee shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity.

         (b) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall establish from among its members one or more committees with authority to discharge the responsibilities enumerated in this subsection (b). Each such committee shall be composed of three or more Directors and shall be comprised solely of Directors who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity. Such committee or committees shall have responsibility for:

         (i) Recommending to the Board of Directors candidates for nomination for election by the shareholders to the Board of Directors;

         (ii) Evaluating the performance of officers deemed by any such committee to be principal officers of the Company and recommending their selection and compensation;

         (iii) Recommending the selection of independent certified public accountants;

         (iv) Reviewing the scope and results of the independent audit and of any internal audit; and

         (v) Reviewing the Company's financial condition.

         (c) The Board of Directors, by resolution adopted from time to time by a majority of the entire Board of Directors, may establish from among its members one or more additional committees of the Board, each composed of five or more Directors. Not less than one-third of the members of each such committee shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity. [Business Corporation Law Sec. 712; Insurance Law Sec. 1202]

         Section 3.2. Authority of Committees. Each committee shall have all the authority of the Board of Directors, to the extent permitted by law and provided in the resolution creating such committee, provided, however, that no committee shall have authority as to the following matters:

         (a)  the  submission  to   shareholders  of  any  action  as  to  which
    shareholder approval is required by law;

         (b) the filling of vacancies in the Board of Directors or in any committee thereof;

         (c) the fixing of compensation of the Directors for serving on the Board of Directors or any committee thereof;

         (d) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; or

         (e) the amendment or repeal of any resolution of the Board of Directors unless such resolution of the Board of Directors by its terms provides that it may be so amended or repealed.

         Section 3.3. Quorum and Manner of Acting. A majority of the total membership that a committee would have if there were no vacancies (including at least one Director who is not an officer or employee of the Company or of any entity controlling, controlled by, or under common control with the Company and who is not a beneficial owner of a controlling interest in the voting stock of the Company or of any such entity) shall constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of such committee. Except as otherwise prescribed by these By-Laws or by the Board of Directors, each committee may elect a chairman from among its members, fix the times and dates of its meetings, and adopt other rules of procedure.

         Section 3.4. Removal of Members. Any member (and any alternate member) of a committee may be removed by vote of a majority of the entire Board of Directors.

         Section 3.5. Vacancies. Any vacancy occurring in any committee for any reason may be filled by vote of a majority of the entire Board of Directors.

         Section 3.6. Subcommittees. Any committee may appoint one or more subcommittees from its members. Any such subcommittee may be charged with the duty of considering and reporting to the appointing committee on any matter within the responsibility of the committee appointing such subcommittee but cannot act in place of the appointing committee.

         Section 3.7. Alternate Members of Committees. The Board of Directors may designate, by resolution adopted by a majority of the entire Board of Directors, one or more directors as alternate members of any committee who may replace any absent member or members at a meeting of such committee. [Business Corporation Law Sec. 712]

         Section 3.8. Attendance of Other Directors. Except as otherwise prescribed by the Board of Directors, members of the Board of Directors may attend any meeting of any committee.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         Section 4.1. Chairman of the Board. The Board of Directors may at a regular or special meeting elect from among their number a Chairman of the

Board who shall hold office, at the pleasure of the Board of Directors, until the next Annual Meeting.

         The Chairman of the Board shall preside at all meetings of the Board of Directors and also shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by these By-Laws or by or pursuant to authorization of the Board of Directors.

         Section 4.2. Vice-Chairman of the Board. The Board of Directors may at a regular or special meeting elect from among their number one or more Vice-Chairmen of the Board who shall hold office, at the pleasure of the Board of Directors, until the next Annual Meeting.

         The Vice-Chairmen of the Board shall exercise such powers and perform such duties as may be delegated or assigned to or required of them by these By-Laws or by or pursuant to authorization of the Board of Directors or by the Chairman of the Board.

         Section 4.3. President. The Board of Directors shall at a regular or special meeting elect from among their number a President who shall hold office, at the pleasure of the Board of Directors, until the next Annual Meeting and until the election of his or her successor.

         The President shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by these By-Laws or by or pursuant to authorization of the Board of Directors or (if the President is not the chief executive officer) by the chief executive officer. The President and Secretary may not be the same person.

         Section 4.4. Chief Executive Officer. The Chairman of the Board or the President shall be the chief executive officer of the Company as the Board of Directors from time to time shall determine, and the Board of Directors from time to time may determine who shall act as chief executive officer in the absence or inability to act of the then incumbent.

         Subject to the control of the Board of Directors, and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall have plenary power over all departments, officers, employees, and agents of the Company, and shall be responsible for the general management and direction of all the business and affairs of the Company.

         Section 4.5. Secretary. The Board of Directors shall at a regular or special meeting elect a Secretary who shall hold office, at the pleasure of the Board of Directors, until the next Annual Meeting and until the election of his or her successor.

         The Secretary shall issue notices of the meetings of the shareholders and the Board of Directors and its committees, shall keep the minutes of the meetings of the shareholders and the Board of Directors and its committees and shall have custody of the Company's corporate seal and records. The Secretary shall exercise such powers and perform such other duties as relate to the office of the Secretary, and also such powers and duties as may be delegated or assigned to or required of him or her by or pursuant to authorization of the Board of Directors or by the Chairman of the Board or (if the Chairman of the Board is not the chief executive officer) the chief executive officer.

         Section 4.6. Other Officers. The Board of Directors may elect such other officers as may be deemed necessary for the conduct of the business of the Company. Each such officer elected by the Board of Directors shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by the Board of Directors or the chief executive officer, and shall hold office until the next Annual Meeting, but at any time may be suspended by the chief executive officer or by the Board of Directors, or removed by the Board of Directors. [Business Corporation Law Secs. 715, 716]


                                    ARTICLE V
                                    ---------

                                  CAPITAL STOCK
                                  -------------

         Section 5.1. Transfers of Stock; Registered Shareholders. (a) Shares of stock of the Company shall be transferable only upon the books of the Company kept for such purpose upon surrender to the Company or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

         (b) Except as otherwise prescribed by law, the Board of Directors may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock.

Except as otherwise prescribed by law, the Company, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. [Business Corporation Law Sec. 508(d), (f); Insurance Law Sec. 4203]

         Section 5.2 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars. The same person may act as transfer agent and registrar for the Company.


                                   ARTICLE VI
                                   ----------

                            EXECUTION OF INSTRUMENTS
                            ------------------------

         Section 6.1. Execution of Instruments. (a) Any one of the following, namely, the Chairman of the Board, any Vice-Chairman of the Board, the President, any Vice-President (including a Deputy or Assistant Vice-President or any other Vice-President designated by a number or a word or words added before or after the title Vice-President to indicate his or her rank or responsibilities), the Secretary, or the Treasurer, or any officer, employee or agent designated by or pursuant to authorization of the Board of Directors or any committee created under these By-Laws, shall have power in the ordinary course of business to enter into contracts or execute instruments on behalf of the Company (other than checks, drafts and other orders drawn on funds of the Company deposited in its name in banks) and to affix the corporate seal. If any such instrument is to be executed on behalf of the Company by more than one person, any two or more of the foregoing or any one or more of the foregoing with an Assistant Secretary or an Assistant Treasurer shall have power to execute such instrument and affix the corporate seal.

         (b) The signature of any officer may be in facsimile on any such instrument if it shall also bear the actual signature, or personally inscribed initials, of an officer, employee or agent empowered by or pursuant to the first sentence of this Section to execute such instrument, provided that the Board of Directors or a committee thereof may authorize the issuance of insurance contracts and annuity contracts on behalf of the Company bearing the facsimile signature of an officer without the actual signature or personally inscribed initials of any person.

         (c) All checks, drafts and other orders drawn on funds of the Company deposited in its name in banks shall be signed only pursuant to authorization of and in accordance with rules prescribed from time to time by the Board of Directors or a committee thereof, which rules may permit the use of facsimile signatures.

         Section 6.2. Facsimile Signatures of Former Officers. If any officer whose facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued, it may be issued with the same effect as if he or she had been such officer at the time of its issue.

         Section 6.3. Meaning of Term "Instruments". As used in this Article VI, the term "instruments" includes, but is not limited to, contracts and agreements, checks, drafts and other orders for the payment of money, transfers of bonds, stocks, notes and other securities, and powers of attorney, deeds, leases, releases of mortgages, satisfactions and all other instruments entitled to be recorded in any jurisdiction.


                                   ARTICLE VII
                                   -----------

                                     GENERAL
                                     -------

         Section 7.1. Reports of Committees. Reports of any committee charged with responsibility for supervising or making investments shall be submitted at the next meeting of the Board of Directors. Reports of other committees of the Board of Directors shall be submitted at a regular meeting of the Board of Directors as soon as practicable, unless otherwise directed by the Board of Directors.

         Section 7.2 Independent Certified Public Accountants. The books and accounts of the Company shall be audited throughout each year by such independent certified public accountants as shall be selected by the Board of Directors.

         Section 7.3. Directors' Fees. The Directors shall be paid such fees for their services in any capacity as may have been authorized by the Board of Directors. No Director who is a salaried officer of the Company shall receive any fees for serving as a Director of the Company. [Business Corporation Law Sec. 713(e)]

         Section 7.4. Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

         (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

         (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

         (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

         (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. [Business Corporation Law Secs. 721-726; Insurance Law Sec. 1216]

         Section 7.5. Waiver of Notice. Notice of any meeting of the Board of Directors or any committee thereof shall not be required to be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him. [Business Corporation Law Sec. 711(c)]

         Section 7.6. Company. The term "Company" in these By-Laws means The Equitable Life Assurance Society of the United States.


                                  ARTICLE VIII
                                  ------------

                              AMENDMENT OF BY-LAWS
                              --------------------

         Section 8.1. Amendment of By-Laws. Subject to Section 1210 of the Insurance Law of the State of New York, all By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, either

         (a)  by  the   shareholders   at  any  annual  or  special  meeting  of
    shareholders the notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws, or

         (b) by resolution adopted by the Board of Directors at any regular or special meeting, the notice or waiver of notice of which, unless none is required hereunder, shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws, provided, however, that the shareholders may at any time provide in the By-Laws that any specified provision or provisions of the By-Laws may be amended, altered or repealed only in the manner specified in the foregoing clause (a), in which event such provision or provisions shall be subject to amendment, alteration or repeal only in such manner. [Business Corporation Law Sec. 601(a); Insurance Law Sec. 1210]

         Section 8.2. Notice of Amendment. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. [Business Corporation Law Sec. 601
(b).]